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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 26, 2002




                           J. C. Penney Company, Inc.
             (Exact name of registrant as specified in its charter)




          Delaware                      1-15274                  26-0037077
(State or other jurisdiction     (Commission File No.)        (I.R.S. Employer
     of incorporation)                                       Identification No.)

6501 Legacy Drive
Plano, Texas                                                          75024-3698

(Address of principal executive offices)                              (Zip code)


Registrant's telephone number, including area code:  (972) 431-1000




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Item 5. Other Events and Regulation FD Disclosure

     The Company and its subsidiaries are parties to various legal actions that the Company believes are routine litigation incidental to its business. In addition, Eckerd is subject to certain legal and governmental proceedings that are described in more detail below.

     In August 2001, a purported class action lawsuit was filed against Eckerd and Merck & Co. in the Circuit Court of the Seventeenth Judicial District in and for Broward County, Florida (Doe v. Eckerd Corporation, et al.). The plaintiff, suing anonymously as John Doe, states that his privacy rights were violated when he received a letter from Eckerd as part of its Therapeutic Support Program by which Eckerd provides its patients with information on products or treatments. The plaintiff also sued Merck & Co. and other unidentified pharmaceutical manufacturers, claiming that mailings under this program were designed for the purpose of inducing customers' purchases of the sponsoring manufacturers' prescription drugs. The suit seeks certification of a class consisting of "all persons who have provided prescriptions to any pharmacy owned and/or operated by Eckerd and that as a result had medical information placed in a database without his or her consent which was used by Eckerd for purposes not specifically authorized." The case alleges causes of action against Eckerd for invasion of privacy, breach of duty of confidentiality, breach of fiduciary duty, violation of the Florida Deceptive and Unfair Trade Practices Act, civil conspiracy, and violation of a Florida statute which prohibits commercial appropriation of a person's name or likeness. It seeks damages and declaratory and injunctive relief. Eckerd has moved to dismiss all counts of the lawsuit and that motion is pending.

     In February 2002, a purported class action lawsuit entitled Shirley Minsky, et al. v. Eckerd Corporation was filed in the Circuit Court of the Seventeenth Judicial District in and for Broward County, Florida. (The complaint has been amended twice and is now entitled Gerald Mann, et al. v. Eckerd Corporation.) The suit claims that Eckerd overcharged customers on prescriptions that were sold in prepackaged metric decimal quantities, such as 2.5 milliliters, instead of whole numbers like 2 or 3. The complaint seeks certification of a class of consumers in 19 states who purchased metric decimal quantity pharmaceutical products labeled as containing a greater quantity of product than was actually contained in the package between February 1, 1998 and February 2, 2002, and who were damaged thereby. The action includes causes of action for violations of the Florida Deceptive and Unfair Trade Practices Act and breach of express warranty, and seeks damages, restitution and injunctive relief. Eckerd has moved to dismiss the complaint, which motion is pending.

     The Company and Eckerd deny the allegations made in these lawsuits and are pursuing the defense of these actions vigorously.

     The Attorney General of Florida has initiated investigations of the practices that are the subject of the Doe case (communication of information by Eckerd to pharmacy customers about products and treatments) and the Mann case (sale of metric decimal quantity products). Eckerd is cooperating fully in these investigations.

     While no assurance can be given as to the ultimate outcome of these matters, management believes that the final resolutions of these lawsuits and investigations, individually or in the aggregate, should not have a material adverse effect on the Company's consolidated financial condition or results of operations.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     J. C. PENNEY COMPANY, Inc.



                                     By:  /s/ Charles R. Lotter
                                        ----------------------------------------
                                         Charles R. Lotter
                                         Executive Vice President, Secretary and
                                          General Counsel

Date:  June 26, 2002


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